Exhibit 99

Jefferies Reports Third Quarter 2014 Financial Results

NEW YORK--(BUSINESS WIRE)--September 16, 2014--Jefferies Group LLC today announced financial results for its fiscal third quarter 2014.

Highlights for the three months ended August 31, 2014:

  Total Net revenues of $843 million
  Pre-tax earnings of $136 million
  Net earnings of $84 million
  Record Investment Banking net revenues of $468 million
  Equities net revenues of $172 million
  Fixed Income net revenues of $195 million
  Total Sales and Trading net revenues of $367 million

Highlights for the nine months ended August 31, 2014:

  Record Total Net revenues of $2,465 million
  Record Pre-tax earnings of $417 million
  Record Net earnings of $257 million
  Record Investment Banking net revenues of $1,213 million
  Equities net revenues of $538 million
  Fixed Income net revenues of $699 million
  Total Sales and Trading net revenues of $1,237 million

Richard B. Handler, Chairman and Chief Executive Officer, and Brian P. Friedman, Chairman of the Executive Committee, commented: “These results represent the best third quarter and the best first nine-months Jefferies has achieved in our over 50-year history. Our third quarter performance was driven by $468 million in Investment Banking net revenues. These record investment banking results reflect solid contributions from equity and debt capital markets, strong performance in our merger and acquisition advisory business, and broad participation across our industry groups and geographies. Our sales and trading business results were also solid for the quarter and are $367 million. We continue to expand our client reach and believe we are gaining market share across the board as we leverage our unique position as the largest non-bank, full-service global investment banking firm based in the U.S. The overall environment is reasonable, and our competitive position has never been stronger.”

The attached financial tables should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended May 31, 2014 and our Annual Report on Form 10-K for the year ended November 30, 2013. On September 2, 2014, we issued a press release announcing preliminary financial results for the fiscal third quarter of 2014, which were also filed with a Current Report on Form 8-K. Actual results as reported herein differ from those preliminary results as a result of our routine financial reporting close process, which has now been finalized. Differences in the actual results for the fiscal third quarter of 2014 reported herein from the preliminary results are attributed to revenue allocations to business divisions, conclusions on revenue arrangements, fair value estimates and adjustments to expense accruals.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE:LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Successor				Predecessor
	Quarter Ended	Quarter Ended	Nine Months Ended	Six Months Ended	Quarter Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013	February 28, 2013

Revenues:
Commissions	$159,085	$153,402	$488,526	$316,161	$146,240
Principal transactions	144,354	(24,910)	566,133	109,661	300,278
Investment banking	467,793	309,339	1,213,262	586,473	288,278
Asset management fees and investment
income from managed funds	8,463	13,549	15,319	24,076	10,883
Interest income	249,251	230,672	782,059	489,337	249,277
Other revenues	26,489	28,630	57,962	54,875	27,004
Total revenues	1,055,435	710,682	3,123,261	1,580,583	1,021,960
Interest expense	212,126	178,987	657,932	390,450	203,416
Net revenues	843,309	531,695	2,465,329	1,190,133	818,544
Interest on mandatorily redeemable preferred interests of
consolidated subsidiaries	-	-	-	3,368	10,961
Net revenues, less interest on mandatorily redeemable preferred
interests of consolidated subsidiaries	843,309	531,695	2,465,329	1,186,765	807,583

Non-interest expenses:
Compensation and benefits	477,268	293,771	1,390,043	667,651	474,217

Non-compensation expenses:
Floor brokerage and clearing fees	55,967	49,166	159,500	98,068	46,155
Technology and communications	67,286	62,266	201,849	126,105	59,878
Occupancy and equipment rental	28,477	26,205	81,652	58,430	24,309
Business development	27,800	17,624	79,193	40,356	24,927
Professional services	31,231	25,269	81,395	54,788	24,135
Other	19,645	34,012	54,656	52,732	14,475
Total non-compensation expenses	230,406	214,542	658,245	430,479	193,879

Total non-interest expenses	707,674	508,313	2,048,288	1,098,130	668,096

Earnings before income taxes	135,635	23,382	417,041	88,635	139,487

Income tax expense	51,762	8,493	155,962	33,500	48,645
Net earnings	83,873	14,889	261,079	55,135	90,842

Net earnings attributable to noncontrolling interests	312	3,149	3,760	3,887	10,704
Net earnings attributable to Jefferies Group LLC/common stockholders	$83,561	$11,740	$257,319	$51,248	$80,138

Pretax operating margin	16.1%	4.4%	16.9%	7.5%	17.3%
Effective tax rate	38.2%	36.3%	37.4%	37.8%	34.9%

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Successor				Predecessor
	Quarter Ended	Quarter Ended	Nine Months Ended	Six Months Ended	Quarter Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013	February 28, 2013
Revenues by Source
Equities	$171,708	$151,038	$537,769	$292,628	$167,354
Fixed income	195,345	47,769	698,979	276,956	352,029
Total	367,053	198,807	1,236,748	569,584	519,383

Equity	93,309	56,482	271,773	110,046	61,380
Debt	175,597	120,187	495,635	253,901	140,672
Capital markets	268,906	176,669	767,408	363,947	202,052
Advisory	198,887	142,670	445,854	232,526	86,226
Investment banking	467,793	319,339	1,213,262	596,473	288,278

Asset management fees and investment income (loss)
from managed funds:

Asset management fees	7,379	9,578	21,752	20,910	11,083

Investment income (loss) from managed funds	1,084	3,971	(6,433)	3,166	(200)

Total	8,463	13,549	15,319	24,076	10,883

Net revenues	843,309	531,695	2,465,329	1,190,133	818,544

Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	-	-	-	3,368	10,961

Net revenues, less mandatorily redeemable preferred interests of consolidated subsidiaries	$843,309	$531,695	$2,465,329	$1,186,765	$807,583

Other Data
Number of trading days	64	64	188	128	60

Average firmwide VaR (in millions) (A)	$13.50	$11.02	$14.88	$9.89	$9.27
Average firmwide VaR excluding Knight Capital (in millions) (A)	$8.25	$7.24	$9.80	$6.51	$5.99
Average firmwide VaR excluding Knight Capital and Harbinger Group
Inc. (in millions) (A)	$8.25	$7.24	$8.48	$6.51	$5.99

(A)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2013.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Successor
	Quarter Ended	Quarter Ended	Quarter Ended
	August 31, 2014	May 31, 2014	August 31, 2013

Financial position:
Total assets (1)	$44,764	$43,610	$38,830
Average total assets for the period (1)	$51,369	$50,379	$45,824
Average total assets less goodwill and intangible assets for the period (1)	$49,387	$48,394	$43,840

Cash and cash equivalents (1)	$4,035	$3,958	$4,119
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,913	$5,824	$5,574
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	13.2%	13.4%	14.4%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1)(2)	13.8%	14.0%	15.1%

Financial instruments owned (1)	$18,420	$17,144	$13,698
Goodwill and intangible assets (1)	$1,978	$1,984	$1,988

Total equity (including noncontrolling interests)	$5,602	$5,527	$5,241
Total member's / common stockholders' equity	$5,571	$5,496	$5,164
Tangible member's / common stockholders' equity (3)	$3,593	$3,512	$3,176

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$499	$490	$444
Level 3 financial instruments owned with economic exposure (1) (5)	$480	$490	$441
Level 3 financial instruments owned - % total assets (1)	1.1%	1.1%	1.1%
Level 3 financial instruments owned - % total financial instruments owned (1)	2.7%	2.9%	3.2%
Level 3 financial instruments owned with economic exposure - % total financial instruments owned (1)	2.6%	2.9%	3.2%
Level 3 financial instruments owned with economic exposure - % tangible member's / common stockholders' equity (1)	13.4%	14.0%	13.9%

Other data and financial ratios:
Total capital (1) (6)	$11,970	$11,941	$11,034
Leverage ratio (1) (7)	8.0	7.9	7.4
Adjusted leverage ratio (1) (8)	10.5	10.0	9.3
Tangible gross leverage ratio (1) (9)	11.9	11.9	11.6
Leverage ratio - excluding impacts of the Leucadia transaction (1) (10)	10.1	10.0	9.4

Number of trading days	64	63	64

Average firmwide VaR (11)	$13.50	$14.94	$11.02
Average firmwide VaR excluding Knight Capital (11)	$8.25	$8.63	$7.24
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (11)	$8.25	$7.97	$7.24

Number of employees, at period end	3,885	3,785	3,805

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to August 31, 2014 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended August 31, 2014.

(2)	As of August 31, 2014, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,530 million, in aggregate, and $348 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts and additional funds available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity as of May 31, 2014 were $1,202 million and $664 million, and as of August 31, 2013, were $1,145 million and $310 million, respectively.

(3)	Tangible member's / common stockholders' equity (a non-GAAP financial measure) represents total member's / common stockholders' equity less goodwill and identifiable intangible assets. We believe that tangible member's / common stockholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's / common stockholders' equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)

Level 3 financial instruments owned with economic exposure represent Level 3 financial instruments owned adjusted for Level 3 financial instruments that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(6)	As of August 31, 2014, May 31, 2014 and August 31, 2013, total capital includes our long-term debt of $6,368 million, $6,414 million and $5,793 million, respectively, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(7)	Leverage ratio equals total assets divided by total equity.

(8)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of August 31, 2014, May 31, 2014 and August 31, 2013 adjusted assets were $38,100 million, $35,577 million and $30,112 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(9)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's / common stockholders' equity. The tangible gross leverage ratio is used by Rating Agencies in assessing our leverage ratio.

(10)	Leverage ratio - excluding impacts of the Leucadia transaction (a non-GAAP financial measure) is calculated as follows:

	August 31,	May 31,	August 31,
$ millions	2014	2014	2013
Total assets	$44,764	$43,610	$38,830
Goodwill and acquisition accounting fair value adjustments on the transaction with Leucadia	(1,957)	(1,957)	(1,957)
Net amortization to date on asset related purchase accounting adjustments	42	37	18
Total assets excluding transaction impacts	$42,849	$41,690	$36,891

Total equity	$5,602	$5,527	$5,241
Equity arising from transaction consideration	(1,426)	(1,426)	(1,426)
Preferred stock assumed by Leucadia	125	125	125
Net amortization to date of purchase accounting adjustments, net of tax	(58)	(48)	(17)

Total equity excluding transaction impacts	$4,243	$4,178	$3,923

Leverage ratio - excluding impacts of the Leucadia transaction	10.1	10.0	9.4

(11)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2013.

CONTACT:
For further information:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer